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                                                                   Exhibit 10.04

                               FIRST AMENDMENT TO
                              CARDINAL HEALTH, INC.
                   AMENDED AND RESTATED EQUITY INCENTIVE PLAN

                  This First Amendment to the Cardinal Health, Inc. Amended and Restatement Equity Incentive Plan, ("First Amendment"), is made as of August 8, 2001, pursuant to resolutions of the Board of Directors of Cardinal Health, Inc., an Ohio Corporation, adopted during a meeting held on August 8, 2001, and amends that certain Cardinal Health, Inc. Equity Incentive Plan, as amended on August 11, 1999 (the "Plan"). This First Amendment shall be applicable to all awards granted under the Plan from the date hereof and shall not be applicable to any awards granted prior to the date of this First Amendment, PROVIDED, however, that subsection 10(a) as amended by this First Amendment shall be applicable to all Stock Options granted under the Plan including those granted prior to the date of this First Amendment.

1. Any and all references in the Plan to the term "Restricted Shares" shall be deleted and in replacement thereof there shall be included reference to "Restricted Shares or Restricted Share Units" except in Section 1, Section 6 and Section 10 of the Plan.

2. The penultimate sentence of the last paragraph of Section 1 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     The types of awards will include (i) Incentive Stock Options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs") (ISOs and NQSOs are referred to together hereinafter as "Stock Options"); (iii) Restricted Shares; (iv) Restricted Share Units; (v) Performance Shares; (vi) Performance Share Units and (vii) Incentive Compensation Restricted Shares.

3. Subsection (g) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (g) Termination by Reason of Retirement or Disability. If an optionee's employment by or service to the Company terminates by reason of retirement or disability, then, unless otherwise determined by the Committee within sixty days of such retirement or disability, any unexercised portion of the Stock Option will vest in accordance with its terms, and may thereafter be exercised until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or disability or the expiration of the stated term of the Stock Option; PROVIDED, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement or disability shall not occur until the end of such sixty-day period; and PROVIDED, further, that if the optionee has at least fifteen years of service with the Company at the time of retirement, the Exercise Period shall last until the expiration of the stated term of the Stock Option. Notwithstanding the foregoing, if the optionee dies after retirement or disability but before the expiration of the Exercise Period, unless otherwise determined by the Committee within 60 days of such death, any unexercised portion of the Stock Option shall be exercisable in full, and any unvested portion thereof shall vest upon, and the Stock Option may be exercised


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     from and after, the sixtieth day after such death, for a period of one year
     (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter. For purposes of the Plan, unless otherwise determined by the Committee, retirement shall mean voluntary termination of employment by a participant from the Company after attaining age fifty-five (55) and having (i) at least ten (10) years of service with the Company, including service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company, and (ii) at least five years of continuous service with the Company, excluding service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company. For purposes of the Plan, unless otherwise determined by the Committee, disability shall have the meaning specified in the Company's long-term disability plan applicable to the participant at the time of the disability.

4. The first sentence of subsection (h) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     If an optionee's employment by or service to the Company terminates for any reason other than death, retirement, or disability, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination.

5. Section 6 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     SECTION 6 | RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     Restricted Shares or Restricted Share Units may be granted alone or in addition to other awards granted under the Plan. For purposes of the Plan, "Restricted Share Units" shall mean a grant of a right to receive Shares in the future, with such units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of performance or other objectives. Any Restricted Shares or Restricted Share Units granted under the Plan shall be subject to the following restrictions and conditions, and shall contain such additional terms and conditions in the applicable award agreement, not inconsistent with the terms of the Plan, as the Committee deems appropriate. The provisions of Restricted Share or Restricted Share Unit awards need not be the same with respect to each recipient.

          (a) Price. The purchase price for Restricted Shares or Restricted Share Units shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or part may also be made: (i) by delivering Shares already owned by the grantee having a total fair market value on the date of such delivery equal to the Restricted Share or Restricted Share Unit price; (ii) by the delivery of cash on the extension of credit by a broker-dealer or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing.

          (b) Restricted Share and Restricted Share Unit Award Agreement. Each Restricted Share or Restricted Share Unit grant shall be evidenced by an agreement executed on behalf of



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     the Company by an officer designated by the Committee. Such Restricted
     Share or Restricted Share Unit Award Agreement shall describe the Restricted Shares or Restricted Share Units and state that such Restricted Shares or Restricted Share Units are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve. At the time any Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the applicable Restricted Share Award Agreement. Awards of Restricted Shares or Restricted Share Units must be accepted by a grantee thereof within a period of thirty (30) days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share or Restricted Share Unit Award Agreement and paying the price, if any, required under Section 6(a). The prospective recipient of a Restricted Share or Restricted Share Unit award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share or Restricted Share Unit Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares or Restricted Share Units awarded under the Plan. In no event shall more than an aggregate of ten percent (10%) of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares or Restricted Share Units having a restriction period of less than three (3) years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or Restricted Share Units or to remove any or all restrictions after the grant of such Restricted Shares or Restricted Share Units, provided, however, that such discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee's termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant's employment by or service to the Company terminates during the Restriction Period, all Restricted Shares or Restricted Share Units held by such participant still subject to restriction shall be forfeited by the participant.

          (d) Stock Certificate and Legends. Each participant receiving a Restricted Share award shall be issued Shares in respect of such Restricted Shares. Such Shares shall be registered in the name of such participant. Such Shares shall be held in custody by the Company until the restrictions thereon shall have lapsed. The Committee may require that, as a condition of any Restricted Shares award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

          (e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the Restricted Shares covered by any award, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends or





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     other distributions, with respect to the Shares, but subject, however, to those restrictions placed on such Shares pursuant to this Plan and as specified by the Committee in the Restricted Share Award Agreement. A participant shall not have any rights as a shareholder of the Company with respect to the Restricted Share Units, until such Restricted Share Units have vested and the Shares underlying such Restricted Share Units have been issued and registered in the name of such participant; provided that a Restricted Share Unit Award Agreement may provide for dividend equivalents to be paid with respect to outstanding Restricted Share Units.

         (f) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant. Unrestricted shares subject to vested Restricted Share Units shall be delivered to the participant pursuant to the terms of the applicable Restricted Share Unit Award Agreement.

6. Section 10 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     SECTION 10 | CHANGE OF CONTROL PROVISIONS

         (a) Impact of Event. In the event of a "Change of Control" as defined in Section 10(b), the following acceleration, exercisability and valuation provisions shall apply:

         (i) On the date that such Change of Control occurs, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

         (ii) In the event that the employment of an optionee is terminated within two years after a Change of Control for any reason other than because of the optionee's death, retirement, disability or by the Company for Cause, then all Stock Options held by the optionee (or a transferee) that are vested as of immediately before such termination shall remain exercisable until the earlier of the third anniversary of such termination or the expiration of their original term. In the event that the employment of an optionee is terminated more than two years after a Change of Control, or within two years after a Change of Control because of the optionee's death, retirement, disability or by the Company for Cause, then the provisions of Section 5(f), (g) and (h) shall govern (as applicable).

         (iii) On the date that such Change of Control occurs, the restrictions applicable to any or all Restricted Shares, Restricted Share Units, Incentive Compensation Restricted Shares, Performance Shares and Performance Share Units shall lapse and such shares, units and awards shall be fully vested.

         (b) Definition of "Change of Control". For purposes of Section 10(a), a "Change of Control" shall mean:

         (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the


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         meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common shares of CAH (the "outstanding CAH Common Shares") or (y) the combined voting power of the then outstanding voting securities of CAH entitled to vote generally in the election of directors (the "Outstanding CAH Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from CAH or any corporation controlled by CAH, (B) any acquisition by CAH or any corporation controlled by CAH, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CAH or any corporation controlled by CAH or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 10(b)); or

         (ii) individuals who, as of the Effective Date of this Plan, constitute the Board of CAH (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CAH; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by CAH's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a "Business Combination"), unless, such Business Combination is a Non-Control Acquisition. A "Non-Control Acquisition" shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CAH or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any) and (z) at least a majority of the members of the board of





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         directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


         (iv) approval by the shareholders of CAH of a complete liquidation or dissolution of CAH.


7. The second sentence of subsection (d) of Section 13 is hereby deleted in its entirety and in replacement thereof shall be the following:


         The Company shall have the right to deduct from all dividends or dividend equivalents, as the case may be, paid with respect to Restricted Shares, Restricted Share Units, Incentive Compensation Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend or dividend equivalent payments, as the case may be.